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                                                                    Exhibit 21.1
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                  SUBSIDIARIES OF INMC MORTGAGE HOLDINGS, INC.
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

      SUBSIDIARY                         STATE OF INCORPORATION OR         OWNERSHIP
                                                ORIGINATION
IndyMac Mortgage Obligations, Inc.              Delaware                      Direct
IndyMac Mortgage Obligations II, Inc.           Delaware                      Direct
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